Redfin Second-Quarter 2020 Revenue up 8% Year-over-Year to $214 million

SEATTLE - July 30, 2020 - Redfin Corporation (NASDAQ: RDFN) today announced financial results for the second quarter ended June 30, 2020. All financial measures, unless otherwise noted, are presented on a GAAP basis and include stock-based compensation, depreciation and amortization, and expenses related to actions taken in response to COVID-19.

Revenue increased 8% year-over-year to $214 million during the second quarter. Gross profit was $46 million, a decrease of 5% from $48 million in the second quarter of 2019. Real estate services gross profit was $46 million, a decrease of 6% from $49 million in the second quarter of 2019. Real estate services gross margin was 34%, compared to 32% in the second quarter of 2019. Operating expenses were $50 million, a decrease of 17% from $61 million in the second quarter of 2019. Operating expenses were 24% of revenue, down from 31% in the second quarter of 2019.

Net loss was $6.6 million, compared to net loss of $12.6 million in the second quarter of 2019. Dividend on our convertible preferred stock issued in April 2020 was $1.3 million in the second quarter. Net loss attributable to common stock was $7.9 million. Stock-based compensation was $7.2 million, up from $5.9 million in the second quarter of 2019. Depreciation and amortization was $3.6 million, up from $2.2 million in the second quarter of 2019. Interest income was $0.4 million and interest expense was $2.7 million, compared to $1.9 million and $2.2 million, respectively, in the second quarter of 2019. Direct and incremental costs related to COVID-19 were $6.2 million and are included in the general and administrative expenses.

Net loss per share attributable to common stock, basic and diluted, was $0.08, compared to net loss per share, basic and diluted, of $0.14 in the second quarter of 2019.

“Redfin blew away our second-quarter financial targets,” said Redfin CEO Glenn Kelman. “Within the span of a single quarter, year-over-year changes in demand went from -41% to +40%, a level of volatility that I have never seen in nearly 30 years of business. Over the past two months, Redfin’s online visits and customer inquiries have been growing at a faster rate than at any point in the last three years. We’re inside a tornado, hiring agents, lenders and closing specialists at breakneck speed to keep up with demand, but also mindful that the bottom of the economy could fall out a second time.”

Second Quarter Highlights
•Reached market share of 0.93% of U.S. existing home sales by value in the second quarter of 2020, a decrease of 0.01 percentage points from the second quarter of 2019 and consistent with the first quarter of 2020.(1)
•Saved homebuyers and sellers over $39 million in the second quarter of 2020. This includes the savings Redfin offers buyers through the Redfin Refund and sellers through Redfin’s lower listing fee when compared to a 2.5% listing commission.
•Continued to navigate through COVID-19 and adapt to rapid shifts in the housing market and economy by creating new technologies and policies to keep customers and employees safe. Strengthened the company’s long-term competitive advantage as the virtual brokerage leader with new tools and features, including:

◦Making it easier for customers to request an in person or virtual tour or listing appointment and giving agents the power to specify their preference for in-person or video appointments within Redfin’s proprietary scheduling software;
◦Updating the web and mobile search experience to highlight homes with virtual walkthroughs and recorded video tours;
◦Launching a new Agent Dashboard, allowing agents from any brokerage to upload a video tour or virtual walkthrough to Redfin;
◦Launching a virtual comparative market analysis presentation for Redfin agents to present to a seller during consultation;
◦Creating a Shortlist feature, a new way for homebuyers to categorize and highlight the top homes among their Redfin Favorites and communicate preferences with their agent;
◦Developing new tools for homeowners to easily request a home valuation analysis and more easily compare a RedfinNow cash offer to listing with an agent.
•Welcomed back most Redfin employees who were furloughed in early April and resumed hiring in a number of markets to meet resurgence of customer demand.
•Developed, produced, and launched new television ads focusing on Redfin’s virtual brokerage capabilities.
•Resumed RedfinNow offers in Austin, Boulder, Dallas, Denver, Houston, Inland Empire, Los Angeles, Orange County, San Antonio and San Diego in response to a strengthening housing market.
•Expanded self-service technology by launching Direct Access for our home selling customers in 13 markets. This feature allows buyers to self-tour vacant homes listed by Redfin agents, a particularly valuable option for buyers who wish to limit in-person interactions. In the second quarter, we enabled over 300 self-tours of seller-owned homes and more than 750 self-tours of RedfinNow-owned homes.
•Recommitted to ongoing efforts to make Redfin a more diverse, inclusive, and equitable workplace and to fight racism and discrimination in the real estate industry, including:
◦Committing to set diversity-related goals for executives' 2021 performance bonuses;
◦Reporting on diversity metrics on our quarterly earnings calls;
◦Extending inclusive management training to all managers in the third quarter; and
◦Announcing a commitment to launch an executive- and employee-funded philanthropic effort to increase housing access for low-income or under-served communities.
•Earned a profit in the Redfin Mortgage business in May and June. Redfin Mortgage expanded to Arizona, Delaware, and New Hampshire and closed its first refinance loan. While the refinancing product is in its infancy, it introduces Redfin Mortgage to a vast new customer base of existing homeowners.
•Expanded the brokerage into Anchorage, Alaska. Redfin is now serving customers in 43 states and the District of Columbia and its home search site covers 79% of the U.S. population.

(1) We calculate the aggregate value of U.S. home sales by multiplying the total number of U.S. existing home sales by the mean sale price of these homes, each as reported by the National Association of REALTORS®. We calculate our market share by aggregating the home value of brokerage and partner real estate services transactions. Then, in order to account for both the sell- and buy-side components of each transaction, we divide that value by two-times the estimated aggregate value of U.S. home sales.

Business Outlook
The following forward-looking statements reflect Redfin's expectations as of July 30, 2020, and are subject to substantial uncertainty.

For the third quarter of 2020 we expect:

•Total revenue between $214 million and $225 million, representing a year-over-year decrease between 10% and 6% compared to the third quarter of 2019. Properties segment revenue between $10 million and $14 million is included in the guidance provided.
•Net income between $18 million and $23 million, compared to net income of $6.8 million in the third quarter of 2019. This guidance includes approximately $8.8 million of expected stock-based compensation and $3.8 million of expected depreciation and amortization. Net income attributable to common stock will include the value of dividend on our convertible preferred stock, which we expect to pay in shares of our common stock.

Conference Call
Redfin will webcast a conference call to discuss the results at 1:30 p.m. Pacific Time today. The webcast will be open to the public at http://investors.redfin.com. The webcast will remain available on the investor relations website for at least three months following the conference call.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including our future operating results, as described under Business Outlook. We believe our expectations related to these forward-looking statements are reasonable, but actual results may turn out to be materially different. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading "Risk Factors" in our annual report for the year ended December 31, 2019, as supplemented by our quarterly report for the quarter ended June 30, 2020, both of which are available on our Investor Relations website at http://investors.redfin.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

About Redfin
Redfin (www.redfin.com) is a technology-powered residential real estate company, redefining real estate in the consumer’s favor in a commission-driven industry. We do this by integrating every step of the home buying and selling process and pairing our own agents with our own technology, creating a service that is faster, better and costs less. We offer brokerage, iBuying, mortgage, and title services, and we also run the country's #1 real estate search site, offering a host of online tools to consumers, including the Redfin Estimate. We represent people buying and selling homes in over 90 markets in the United States and Canada. Since our launch in 2006, we have saved our customers over $800 million and we’ve helped them buy or sell more than 235,000 homes worth more than $115 billion.

Redfin may post updates about COVID-19's impact on the U.S. residential real estate industry or its business on its company blog at www.redfin.com/blog/real-estate-news/. We encourage investors and others interested in our company to review and subscribe to the information we post on our company blog, as some of the information may be material.

Redfin-F

Contacts

Investor Relations
Elena Perron, 206-576-8610
ir@redfin.com

Public Relations

Mariam Sughayer, 206-876-1322
press@redfin.com

Redfin Corporation and Subsidiaries
Consolidated Statements of Comprehensive Loss
(in thousands, except share and per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue
Service	$141,135	$157,872	$252,613	$246,641
Product	72,530	39,908	152,047	61,281
Total revenue	213,665	197,780	404,660	307,922
Cost of revenue(1)
Service	93,891	108,528	192,259	192,923
Product	73,735	40,906	153,483	63,898
Total cost of revenue	167,626	149,434	345,742	256,821
Gross profit	46,039	48,346	58,918	51,101
Operating expenses
Technology and development(1)	17,961	16,063	38,235	31,620
Marketing(1)	9,482	27,050	35,190	60,250
General and administrative(1)(2)	23,022	17,654	47,349	39,102
Total operating expenses	50,465	60,767	120,774	130,972
Loss from operations	(4,426)	(12,421)	(61,856)	(79,871)
Interest income	437	1,913	1,540	4,229
Interest expense	(2,665)	(2,153)	(5,109)	(4,290)
Other income (expense), net	43	36	(1,303)	128
Net loss	$(6,611)	$(12,625)	$(66,728)	$(79,804)
Dividend on convertible preferred stock	(1,284)	—	(1,284)	—
Net loss attributable to common stock—basic and diluted	(7,895)	(12,625)	(68,012)	(79,804)
Net loss per share attributable to common stock—basic and diluted	$(0.08)	$(0.14)	$(0.71)	$(0.88)
Weighted average shares of common stock—basic and diluted	98,785,318	91,216,886	96,114,012	90,915,334

Other comprehensive income (loss)
Net loss	$(6,611)	$(12,625)	$(66,728)	$(79,804)
Foreign currency translation adjustments	3	37	(22)	38
Unrealized gain (loss) on available-for-sale securities	(137)	6	421	6
Total comprehensive loss	$(6,745)	$(12,582)	$(66,329)	$(79,760)

(1) Includes stock-based compensation as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Cost of revenue	$1,769	$1,328	$3,407	$2,793
Technology and development	3,124	2,685	6,772	5,341
Marketing	352	349	727	635
General and administrative	1,960	1,514	3,510	3,513
Total	$7,205	$5,876	$14,416	$12,282

(2) Includes direct and incremental costs related to COVID-19 of $7,525, which are partially offset by $1,292 in employee retention credits allowed under the CARES Act, for the three and six months ended June 30, 2020

Redfin Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share amounts, unaudited)

	June 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$325,352	$234,679
Restricted cash	35,102	12,769
Short-term investments	128,056	70,029
Accounts receivable, net	34,182	19,223
Inventory	9,437	74,590
Loans held for sale	42,439	21,985
Prepaid expenses	7,624	14,822
Other current assets	4,555	3,496
Total current assets	586,747	451,593
Property and equipment, net	41,414	39,577
Right-of-use assets, net	47,697	52,004
Long-term investments	18,792	30,978
Goodwill and intangibles, net	11,260	11,504
Other non-current assets	9,430	10,557
Total assets	$715,340	$596,213
Liabilities, mezzanine equity and stockholders' equity
Current liabilities
Accounts payable	$3,389	$2,122
Accrued liabilities	48,967	38,022
Other payables	27,614	7,884
Warehouse credit facilities	40,566	21,302
Secured revolving credit facility	7,215	4,444
Current lease liabilities	11,614	11,408
Total current liabilities	139,365	85,182
Non-current lease liabilities	54,362	59,869
Convertible senior notes, net	122,884	119,716
Non-current payroll tax liabilities	3,668	—
Total liabilities	320,279	264,767
Commitments and contingencies
Series A convertible preferred stock—par value $0.001 per share; 10,000,000 shares authorized; 40,000 and no shares issued and outstanding, respectively	39,801	—
Stockholders’ equity
Common stock—par value $0.001 per share; 500,000,000 shares authorized; 99,394,432 and 93,001,597 shares issued and outstanding, respectively	99	93
Additional paid-in capital	673,234	583,097
Accumulated other comprehensive income	441	42
Accumulated deficit	(318,514)	(251,786)
Total stockholders’ equity	355,260	331,446
Total liabilities, mezzanine equity and stockholders’ equity	$715,340	$596,213

Redfin Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Six Months Ended June 30,
	2020	2019
Operating Activities
Net loss	$(66,728)	$(79,804)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	6,865	3,809
Stock-based compensation	14,416	12,282
Amortization of debt discount and issuance costs	3,477	3,031
Non-cash lease expense	4,522	2,943
Impairment costs	1,420	—
Other	(1,190)	(100)
Change in assets and liabilities:
Accounts receivable, net	(14,959)	(23,323)
Inventory	65,153	(62,960)
Prepaid expenses and other assets	5,446	1,230
Accounts payable	1,040	1,350
Accrued liabilities, other payables, and non-current payroll tax liabilities	14,244	26,489
Lease liabilities	(5,481)	(3,301)
Origination of loans held for sale	(294,076)	(153,335)
Proceeds from sale of loans originated as held for sale	274,595	128,080
Net cash provided by (used in) operating activities	8,744	(143,609)
Investing activities
Purchases of property and equipment	(6,072)	(9,504)
Purchases of investments	(88,724)	(70,312)
Sales of investments	3,183	100
Maturities of investments	40,351	—
Net cash used in investing activities	(51,262)	(79,716)
Financing activities
Proceeds from the issuance of convertible preferred stock, net of issuance costs	39,801	—
Proceeds from the issuance of common stock, net of issuance costs	69,701	—
Proceeds from the issuance of shares resulting from employee equity plans	11,052	8,965
Tax payments related to net share settlements on restricted stock units	(6,065)	(1,792)
Borrowings from warehouse credit facilities	290,891	149,900
Repayments to warehouse credit facilities	(271,627)	(125,206)
Borrowings from secured revolving credit facility	39,587	—
Repayments to secured revolving credit facility	(36,816)	—
Other payables—deposits held in escrow	19,056	11,602
Principal payments for finance lease obligations	(30)	—
Cash paid for debt issuance costs	(4)	—
Net cash provided by financing activities	155,546	43,469
Effect of exchange rate changes on cash and cash equivalents	(22)	38
Net change in cash, cash equivalents, and restricted cash	113,006	(179,818)
Cash, cash equivalents, and restricted cash:
Beginning of period	247,448	439,055
End of period	$360,454	$259,237

Redfin Corporation and Subsidiaries
Supplemental Financial Information and Business Metrics
(unaudited)

	Three Months Ended
	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sep. 30, 2018	Jun. 30, 2018
Monthly average visitors (in thousands)	42,537	35,519	30,595	35,633	36,557	31,107	25,212	29,236	28,777
Real estate services transactions
Brokerage	13,828	10,751	13,122	16,098	15,580	8,435	9,822	12,876	12,971
Partner	2,691	2,479	2,958	3,499	3,357	2,125	2,749	3,333	3,289
Total	16,519	13,230	16,080	19,597	18,937	10,560	12,571	16,209	16,260
Real estate services revenue per transaction
Brokerage	$9,296	$9,520	$9,425	$9,075	$9,332	$9,640	$9,569	$9,227	$9,510
Partner	2,417	2,535	2,369	2,295	2,218	2,153	2,232	2,237	2,281
Aggregate	8,175	8,211	8,127	7,865	8,071	8,134	7,964	7,790	8,048

Aggregate home value of real estate services transactions (in millions)	$7,576	$6,098	$7,588	$9,157	$8,986	$4,800	$5,825	$7,653	$7,910
U.S. market share by value	0.93%	0.93%	0.94%	0.96%	0.94%	0.83%	0.81%	0.85%	0.83%
Revenue from top-10 Redfin markets as a percentage of real estate services revenue	63%	61%	62%	63%	64%	64%	66%	66%	68%
Average number of lead agents	1,399	1,826	1,526	1,579	1,603	1,503	1,419	1,397	1,415

Redfin Corporation and Subsidiaries
Supplemental Financial Information
(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Real estate services revenue
Brokerage revenue	$128,543	$145,399	$230,894	$226,713
Partner revenue	6,506	7,447	12,791	12,023
Total real estate services revenue	135,049	152,846	243,685	238,736
Properties revenue	72,184	39,908	151,282	61,281
Other revenue	7,246	5,281	11,496	8,329
Intercompany eliminations	(814)	(255)	(1,803)	(424)
Total revenue	$213,665	$197,780	$404,660	$307,922

Cost of revenue
Real estate services	$88,799	$103,616	$182,361	$184,399
Properties	73,348	40,906	152,647	63,898
Other	6,293	5,167	12,537	8,948
Intercompany eliminations	(814)	(255)	(1,803)	(424)
Total cost of revenue	$167,626	$149,434	$345,742	$256,821

Gross profit by segment
Real estate services	$46,250	$49,230	$61,324	$54,337
Properties	(1,164)	(998)	(1,365)	(2,617)
Other	953	114	(1,041)	(619)
Total gross profit	$46,039	$48,346	$58,918	$51,101

Gross margin (percentage of revenue)
Real estate services	34.2%	32.2%	25.2%	22.8%
Properties	(1.6)	(2.5)	(0.9)	(4.3)
Other	13.2	2.2	(9.1)	(7.4)
Total gross margin	21.5	24.4	14.6	16.6